Exhibit 99.2

Aaron’s, Inc. Reduces 2014 First Quarter

Revenue and Earnings Guidance

ATLANTA, April 15, 2014 – Aaron’s, Inc. (NYSE: AAN), the leading lease-to-own specialty retailer that offers flexible payment options for credit-challenged individuals, today announced it is reducing the Company’s 2014 first quarter revenue and earnings guidance.

“Like many retail companies, we continue to be adversely affected by the current macroeconomic environment, and many of our stores were negatively impacted by abnormal weather conditions during the quarter,” said Ronald W. Allen, Chief Executive Officer of Aaron’s. “As a result, our revenues and earnings will not meet expectations for the quarter.”

“Both same store revenue and customer growth in Company-operated stores declined by approximately 2% in the quarter, and franchised stores as a collective group also experienced negative same store revenues and customer growth. More than 80% of Company-operated stores are in states that experienced severe weather events during January, February and early March. Approximately 70% of Company-operated stores have been identified as having operations that were adversely impacted by the weather, including a significant number of store closings as well as elevated utility and maintenance expenses.”

“We estimate the effect of the severe winter weather will negatively impact diluted earnings per share for the quarter in the range of $.05 to $.06,” Mr. Allen concluded.

Updated Guidance

The Company provided updated guidance for the full year 2014, including its recently announced acquisition of Progressive Finance Holdings, LLC, in an investor presentation, which it will file today with the Securities and Exchange Commission. This presentation is available on the Company’s website in the “Investor Relations” section at www.aaronsinc.com.

Based upon preliminary results, the Company is reducing its revenue guidance for the first quarter to $587.5 million from approximately $600 million and its diluted earnings per share guidance to a range of $.51 to $.54 from the previous range of $.57 to $.62.

Conference Call

Aaron’s will hold a conference call to discuss its financial results for the first quarter of 2014 on Friday, April 25, 2014, at 10:00 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Company’s website, www.aaronsinc.com, in the “Investor Relations” section. The webcast will be archived for playback at that same site. Prior to the conference call, Aaron’s will publish its definitive results for the first quarter of 2014.

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur and Chairman Emeritus R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron’s has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com and ShopHomeSmart.com brands.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, litigation and regulatory investigations, customer privacy, information security, customer demand and other issues, and the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this release that are “forward-looking” include without limitation Aaron’s preliminary estimates of revenues and earnings for the first quarter of 2014. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Further, we have not yet completed closing procedures for the first quarter of 2014, and our independent registered public accounting firm has not yet reviewed the results. Accordingly, these preliminary results are subject to change pending finalization, and actual results could differ materially as we finalize such results.

Aaron’s Contacts:

Gilbert L. Danielson

Aaron’s Executive Vice President, Chief Financial Officer

404-231-0011

Garet Hayes

Aaron’s Director of Public Relations

678-402-3863